UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1165937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 W. 42nd Street,
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
0.900% Notes due 2033	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255666

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder is “0.900% Senior Notes due 2033.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” in the prospectus supplement, dated July 27, 2021, which was filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, and under the heading “Description of Debt Securities” in the prospectus dated April 30, 2021, contained in our effective registration statement on Form S-3 (Registration No. 333-255666), which registration statement was filed with the Commission on April 30, 2021, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1	Indenture, dated as of June 7, 2013, between Nasdaq, Inc. (f/k/a The NASDAQ OMX Group, Inc.) (the “Company”) and Wells Fargo Bank, National Association, as trustee — incorporated herein by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (Registration No. 333-255666) filed on April 30, 2021.

Exhibit 4.2	Twelfth Supplemental Indenture, dated as of July 30, 2021, between the Company, Wells Fargo Bank, National Association, as trustee, and HSBC Bank USA, National Association as paying agent, registrar and transfer agent to Indenture, dated as of June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee

Exhibit 4.3	Form of Note for 0.900% Senior Notes due 2033 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NASDAQ, INC.
(Registrant)

Dated: July 30, 2021	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer

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